Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated June 23, 2006, accompanying the financial statements and schedule included in the Annual Report of the Meridian Bioscience, Inc. Savings and Investment Plan on Form 11-K for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said report in the Registration Statement of Meridian Bioscience, Inc. on Form S-8 (file No. 333-122002 effective January 12, 2005).
/s/ Grant Thornton LLP
Cincinnati, OH
June 23, 2006